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EXHIBIT 21. SUBSIDIARIES OF THE REGISTRANT

The Corporation or one of its wholly owned subsidiaries beneficially owns 100% of the outstanding capital stock, voting securities and ownership interests of each of the corporations and limited partnerships listed below and all of the common securities of First Hawaiian Capital I. The Corporation is indirectly the sole general partner of First Hawaiian Center Limited Partnership.

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                                                                  STATE OR OTHER
                                                                  JURISDICTION OF
                        NAME                                       INCORPORATION
                        ----                                       -------------

Bank of the West                                                     California
     Oakwood Financial Service Corporation                           California
     First National Bancorporation                                   California
     Essex Credit Corporation                                        Connecticut
     First National Bancorp, Inc.                                    California
     CB Insurance Agency, Inc.                                       California
     Church Loan Corporation                                         California
     United Communities Corporation                                  California
     First Santa Clara Corporation                                   California
     Central Valley National Corporation                             California

First Hawaiian Bank                                                  Hawaii
     Real Estate Delivery, Inc.                                      Hawaii
     FH Center, Inc.                                                 Hawaii
     FHB Properties, Inc.                                            Hawaii
       First Hawaiian Center, L.P.                                   Hawaii
     Pacific One Dealer Center, Inc.                                 Hawaii
     The Bankers Club, Inc.                                          Hawaii
     Center Club, Inc.                                               Hawaii
     First Hawaiian Leasing, Inc.                                    Hawaii
     First Hawaiian Insurance, Inc.                                  Hawaii

FHL Lease Holding Company, Inc.                                      Hawaii
     FHL SPC One, Inc.                                               Hawaii

FHI International, Inc.                                              Hawaii

First Hawaiian Capital I                                             Delaware
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All subsidiaries were included in the consolidated financial statements of the
Corporation.